Exhibit 4.1

KENVUE INC.

5.050% Senior Notes due 2028

5.000% Senior Notes due 2030

4.850% Senior Notes due 2032

4.900% Senior Notes due 2033

5.100% Senior Notes due 2043

5.050% Senior Notes due 2053

5.200% Senior Notes due 2063

Third Supplemental Indenture

Dated as of October 9, 2026

Deutsche Bank Trust Company Americas, as

Trustee

TABLE OF CONTENTS

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THIS THIRD SUPPLEMENTAL INDENTURE dated as of October 9, 2026 (this “Supplemental Indenture”), to the Indenture dated as of March 22, 2023 (the “Base Indenture” and, together with the first supplemental indenture dated March 22, 2023 (the “First Supplemental Indenture”) and the second supplemental indenture dated May 22, 2025 (the “Second Supplemental Indenture”), the “Indenture”), by and between Kenvue Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes or other debt instruments to be issued in one or more Series as in the Base Indenture provided (as defined therein, “Securities”);

WHEREAS, there are outstanding on the date hereof Securities of seven Series consisting of: (i) $1,000,000,000 aggregate principal amount of 5.050% Senior Notes due 2028 (the “2028 Notes”); (ii) $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2030 (the “2030 Notes”); (iii) $750,000,000 aggregate principal amount of 4.850% Senior Notes due 2032 (the “2032 Notes”); (iv) $1,250,000,000 aggregate principal amount of 4.900% Senior Notes due 2033 (the “2033 Notes”); (v) $750,000,000 aggregate principal amount of 5.100% Senior Notes due 2043 (the “2043 Notes”); (vi) $1,500,000,000 aggregate principal amount of 5.050% Senior Notes due 2053 (the “2053 Notes”); and (vii) $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2063 (the “2063 Notes” and, together with the 2028 Notes, the 2030 Notes, the 2032 Notes, the 2033 Notes, the 2043 Notes and the 2053 Notes, the “Outstanding Securities”);

WHEREAS, Kimberly-Clark Corporation (“Kimberly-Clark”) offered Holders of each Series of the Outstanding Securities, in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 28, 2026 (as amended or supplemented from time to time, the “Consent Solicitation Statement”), the opportunity to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”) any and all of their Outstanding Securities of such Series that are validly tendered, and not validly withdrawn by the dates specified therein for new notes issued by Kimberly-Clark, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement;

WHEREAS, Section 9.02 of the Base Indenture provides that, with the consent of the Holders of at least a majority of the aggregate principal amount of the Outstanding Securities of each Series affected by this Supplemental Indenture (with respect to a Series of Outstanding Securities, the “Requisite Consent”), the Company and the Trustee may enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of each such Series;

WHEREAS, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, Kimberly-Clark, on behalf of the Company, has been soliciting consent (the “Consent Solicitation”) of the Holders of the Outstanding Securities of each Series to certain proposed amendments to the Indenture with respect to such Series as set forth in Article Two of this Supplemental Indenture (with respect to a Series of Outstanding Securities, the “Proposed Amendments”);

WHEREAS, the Company, having received the Requisite Consent with respect to each Series of Outstanding Securities for the Proposed Amendments, desires to amend the Indenture as provided in this Supplemental Indenture and, as such, delivered to the Trustee a request for the Trustee to join with the Company in the execution of this Supplemental Indenture, along with an Officer’s Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is permitted pursuant to Section 9.02 of the Base Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the foregoing and for other good and valuable consideration, and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of each Series of Outstanding Securities, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE One

EFFECTIVENESS OF INDENTURE

Section 1.01. Effectiveness of the Indenture.

This Supplemental Indenture shall be effective with respect to each Series of Outstanding Securities upon execution and delivery of this instrument by the parties hereto, and shall be binding on the Company, the Trustee and every Holder of the Outstanding Securities heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided that the Proposed Amendments with respect to a Series of Outstanding Securities shall become operative only upon the settlement of the Exchange Offer relating to such Series of Outstanding Securities in accordance with the terms of the Consent Solicitation Statement (the time of such settlement, the “Settlement Date”). On the Settlement Date with respect to a Series of Outstanding Securities the Proposed Amendments effected by this Supplemental Indenture with respect to such Series of Outstanding Securities shall become automatically operative without any further action from Company, the Trustee, Kimberly-Clark or the Holders of the Outstanding Securities.

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ARTICLE Two

AMENDMENTS TO THE INDENTURE

Section 2.01. Deletions.

Subject to Section 2.02, the following provisions of the Base Indenture and all cross references and other references thereto in the Indenture (including any defined terms used solely in the applicable covenants or other sections) will be deleted in their entirety and the Company shall be released from its obligations under the following provisions of the Base Indenture, in each case, with respect to each Series of Outstanding Securities, provided that the clause, section and article numbers, as applicable, will remain and the words “[Intentionally Omitted]” shall replace the title thereto:

(a)       Section 4.02 – SEC Reports

(b)       Section 4.03 – Compliance Certificate

(c)       Section 4.04 – Stay, Extension and Usury Laws

(d)       Section 4.06 – Maintenance of Office or Agency

(e)       Section 4.08 – Restrictions on Secured Debt

(f)       Section 4.09 – Restrictions on Sale and Leaseback Transactions

(g)       Sections 5.01 (b) and (c) – When Company May Merge, Etc.

(h)       Section 6.01 (c)-(f) (inclusive) – Events of Default (including, with respect to the 2028 Notes, 2030 Notes, 2033 Notes, 2043 Notes, 2053 Notes and 2063 Notes, as amended by Section 5.01 of the First Supplemental Indenture, as applicable).

Section 2.02. Amendments to the Outstanding Securities.

The Outstanding Securities of each Series are hereby amended to delete or modify all provisions inconsistent with the Proposed Amendments (including any defined terms used solely in the covenants or sections deleted thereby or any cross-references to such provisions) to the Indenture effected by this Supplemental Indenture, and each Registered Global Security of such Series shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Registered Global Security consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Registered Global Security and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

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Section 2.03. Waiver of Defaults.

By consenting to the Proposed Amendments, with respect to a Series of Outstanding Securities, each Holder shall be deemed to have waived any Default, Event of Default or other consequence under the Indenture with respect to the applicable Series of Outstanding Securities for failure to comply with the terms of the provisions identified in Section 2.01 above (whether occurring before or after the date of this Supplemental Indenture). Failure to comply with the terms of the provisions identified in Section 2.01 above shall not constitute a Default or an Event of Default under the Indenture and shall not have any other consequence with respect to any Series of Outstanding Securities.

ARTICLE Three

MISCELLANEOUS

Section 3.01. Governing Laws; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5- 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.02. Capitalized Terms.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

Section 3.03. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture (other than the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture).

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Section 3.04. Successors and Assigns.

All agreements of the Company in this Supplemental Indenture and in the Outstanding Securities shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 3.05. Severability.

In case any provision in this Supplemental Indenture or in any Series of Outstanding Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06. Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3.07. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.08. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Company assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.

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Section 3.09. Confirmation of Indenture; Conflicts.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and with respect to each Series of Outstanding Securities, the Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to such Series shall be read, taken and construed as one and the same instrument. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof,” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 3.10. Trustee Disclaimer.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above

KENVUE INC.
By:	/s/ Mercedes Michel
	Name:	Mercedes Michel
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

Deutsche Bank Trust Company Americas, as Trustee
By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Director

[Signature Page to Supplemental Indenture]